RESIGNATION

I, Maryna Bilynska, do hereby resign as director of Adera Mines Limited (the “Company”) effective immediately. I have no dispute relating to the Company’s operations, policies or practices.

Dated this 31 day of July, 2006.

/S/ Mayrna Bilynska
Maryna Bilynska

RESIGNATION

I, Slavko Bebek, do hereby resign as an officer of Adera Mines Limited (the “Company”) effective immediately. I also resign from the Board of Directors of the Company, provided however this resignation will be effective ten (10) days after the mailing of the notice to shareholders pursuant to 14fl. I have no dispute relating to the Company’s operations, policies or practices.

Dated this 3rd day of August, 2006.

/S/ Slavko Bebek
Slavko Bebek